Exhibit 99.3

Pogo Producing Company

Supplemental  Information (Unaudited)

Continuing Operations **

	Quarter Ended		Six Months Ended
	June 30,		June 30,
Operating Data	2006	2005	2006	2005
Net Natural Gas Sales (Mcf/day)
Domestic	192,409	254,506	200,008	256,670
Canada	77,538	0	76,033	0
Total Natural Gas	269,947	254,506	276,041	256,670

Gas Price ($/Mcf)
Domestic	$5.90	$6.48	$6.53	$6.22
Canada	$6.33	0	$7.05	0
Average Gas Price	$6.02	$6.48	$6.68	$6.22

Net Liquids Production (Bbl/day)
Crude & Condensate
Domestic	18,594	26,303	18,932	26,448
Canada	13,242	0	13,674	0
Total Crude & Condensate	31,836	26,303	32,606	26,448

Plant Products
Domestic	4,143	4,147	4,568	4,073
Canada	1,313	0	1,246	0
Total Plant Products	5,456	4,147	5,814	4,073

Total Liquids	37,292	30,450	38,420	30,521

Average Prices ($/Bbl)
Crude & Condensate
Domestic	$70.38	$46.62	$62.39	$45.19
Canada	$58.60	$0.00	$50.74	$0.00
Average Crude & Cond. Prices	$65.47	$46.62	$57.50	$45.19

Average Prices ($/Bbl)
Plant Products
Domestic	$38.73	$33.00	$35.82	$30.83
Canada	$40.14	$0.00	$39.37	$0.00
Average Plant Product Prices	$39.07	$33.00	$36.59	$30.83

Selected Balance Sheet Data

($ in 000’s)	6/30/2006	12/31/2005
Total Assets	$6,746,364	$5,675,748
Long-term Debt *	2,014,000	1,646,000
Shareholders’ Equity	2,618,480	2,098,582

*	Excludes debt discount of $2,548 at 12/31/05 and $2,445 at 6/30/06
**	Results from continuing operations for 2005 exclude activities related to Thailand.